Testing the Waters Materials Related to Series #BAKC7820

From the Rally App:

# #BAKC7820

## JETPACK BORED APE KENNEL CLUB #7820 (NFT)

C.O.A. | SPECS

### FINANCIALS

| | |
|---|---|
| Initial Offering Share Price | $5.00 |
| Number of Shares | 6,200 |
| Initial Offering Market Cap. | $31,000 |
| Storage Location | Rally MetaMask Institutional Wallet |

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source/ Sale Venue
Yuga Labs Bored Ape Kennel Club #6432	6/19/2021	$3,020.73	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8579	6/19/2021	$2,174.75	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8958	6/19/2021	$2,174.75	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2628	6/19/2021	$2,118.21	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5421	6/19/2021	$2,020.35	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4171	6/19/2021	$2,009.47	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1415	6/19/2021	$1,609.32	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7364	6/19/2021	$1,520.15	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	6/20/2021	$3,812.53	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1415	6/20/2021	$3,588.26	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2407	6/20/2021	$2,915.46	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2820	6/20/2021	$2,691.20	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4993	6/20/2021	$2,646.34	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4988	6/20/2021	$2,646.34	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1308	6/21/2021	$3,040.63	OpenSea.io Marketplace

Yuga Labs Bored Ape Kennel Club #5978	6/21/2021	$2,362.19	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4054	6/21/2021	$1,522.21	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4054	6/22/2021	$2,521.29	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	6/22/2021	$2,427.91	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4993	6/22/2021	$2,353.21	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1483	6/24/2021	$2,960.13	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6286	6/25/2021	$3,181.23	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4248	6/25/2021	$2,708.59	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4248	6/25/2021	$2,272.31	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3671	6/26/2021	$3,603.95	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4171	6/26/2021	$2,445.10	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4171	6/26/2021	$2,162.37	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1364	6/26/2021	$2,072.27	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9379	6/27/2021	$2,946.78	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6286	6/28/2021	$8,296.32	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2820	6/28/2021	$3,846.66	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2716	6/28/2021	$3,742.70	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3017	6/28/2021	$1,765.31	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3017	6/28/2021	$1,268.36	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8579	6/29/2021	$5,424.98	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4988	6/30/2021	$2,595.47	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7132	6/30/2021	$2,131.88	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7383	6/30/2021	$1,053.35	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8171	6/30/2021	$2,276.14	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7383	7/1/2021	$1,575.46	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8492	7/2/2021	$1,839.95	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3013	7/3/2021	$2,161.39	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8171	7/3/2021	$2,147.55	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1252	7/3/2021	$1,387.09	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3664	7/4/2021	$2,830.45	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1660	7/6/2021	$1,647.28	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3967	7/8/2021	$1,792.37	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5421	7/8/2021	$1,421.90	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4993	7/12/2021	$2,915.41	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7545	7/12/2021	$2,164.57	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	7/12/2021	$1,830.06	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #264	7/12/2021	$1,539.97	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9941	7/13/2021	$1,984.61	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3726	7/16/2021	$2,113.82	OpenSea.io Marketplace

Yuga Labs Bored Ape Kennel Club #1415	7/17/2021	$4,691.28	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2716	7/17/2021	$4,669.21	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3013	7/17/2021	$4,581.84	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1835	7/17/2021	$3,542.53	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3568	7/17/2021	$2,811.45	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1252	7/17/2021	$2,801.53	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6806	7/17/2021	$2,793.97	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2344	7/17/2021	$2,708.14	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4221	7/17/2021	$2,353.94	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5577	7/17/2021	$2,309.85	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2820	7/18/2021	$4,770.19	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2716	7/19/2021	$6,559.79	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5885	7/19/2021	$6,381.69	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3542	7/19/2021	$3,833.20	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7984	7/19/2021	$3,833.20	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6806	7/19/2021	$3,769.02	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5774	7/19/2021	$3,759.23	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3671	7/19/2021	$3,733.28	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #586	7/19/2021	$3,638.36	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5774	7/19/2021	$3,094.16	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4171	7/19/2021	$2,751.20	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3568	7/20/2021	$5,241.95	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7984	7/20/2021	$4,811.62	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3542	7/20/2021	$4,708.27	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	7/20/2021	$4,594.60	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9533	7/20/2021	$4,407.47	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5575	7/20/2021	$4,394.37	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5272	7/20/2021	$4,323.66	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4024	7/20/2021	$4,308.64	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4221	7/20/2021	$4,162.54	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #264	7/20/2021	$3,987.68	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8171	7/21/2021	$5,405.40	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4054	7/21/2021	$4,662.79	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1876	7/22/2021	$9,923.16	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #264	7/22/2021	$4,011.57	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4993	7/26/2021	$4,900.08	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5541	7/26/2021	$4,593.86	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8492	7/26/2021	$4,214.94	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3726	7/26/2021	$3,359.89	OpenSea.io Marketplace

Yuga Labs Bored Ape Kennel Club #8492	7/27/2021	$4,307.32	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #789	7/27/2021	$3,333.89	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #789	7/31/2021	$4,177.86	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2940	7/31/2021	$3,175.63	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3726	8/1/2021	$4,716.04	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2344	8/1/2021	$3,899.56	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4993	8/3/2021	$6,343.91	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3664	8/3/2021	$4,971.26	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8492	8/3/2021	$4,222.39	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1924	8/4/2021	$10,721.50	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8958	8/4/2021	$7,554.72	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3967	8/4/2021	$7,363.06	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3671	8/4/2021	$6,828.47	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9986	8/4/2021	$6,535.63	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5541	8/4/2021	$5,846.40	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #180	8/4/2021	$5,409.36	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4553	8/4/2021	$5,009.27	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9379	8/6/2021	$9,444.14	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #789	8/6/2021	$8,366.97	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5272	8/6/2021	$7,804.92	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1159	8/9/2021	$12,151.25	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2817	8/12/2021	$7,441.38	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9986	8/15/2021	$6,546.53	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3542	8/18/2021	$5,531.95	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3542	8/18/2021	$4,076.81	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5774	8/21/2021	$8,027.56	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3542	8/21/2021	$7,569.76	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4248	8/21/2021	$7,747.54	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #264	8/22/2021	$7,691.92	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4248	8/22/2021	$7,594.41	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3392	8/23/2021	$13,357.67	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5951	8/23/2021	$9,352.17	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5978	8/23/2021	$8,991.58	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2940	8/23/2021	$7,959.76	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8492	8/23/2021	$7,748.67	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8958	8/24/2021	$15,100.59	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4024	8/24/2021	$12,059.24	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9379	8/24/2021	$12,004.40	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2344	8/24/2021	$11,765.17	OpenSea.io Marketplace

Yuga Labs Bored Ape Kennel Club #7364	8/24/2021	$11,579.44	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3542	8/24/2021	$11,449.63	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8492	8/24/2021	$10,966.35	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2628	8/24/2021	$10,948.11	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	8/24/2021	$10,634.82	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8406	8/24/2021	$9,459.88	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9986	8/25/2021	$14,439.96	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4221	8/25/2021	$13,502.40	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9986	8/25/2021	$13,377.80	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8171	8/25/2021	$12,687.94	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2940	8/25/2021	$12,354.46	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4221	8/26/2021	$12,498.91	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8492	8/27/2021	$13,427.40	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4248	8/27/2021	$12,735.10	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7383	8/27/2021	$11,908.08	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8958	8/28/2021	$22,353.25	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #180	8/28/2021	$21,057.41	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4602	8/28/2021	$16,198.01	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8943	8/28/2021	$15,226.13	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8406	8/30/2021	$15,734.95	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5272	8/30/2021	$14,187.25	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1159	8/31/2021	$23,692.76	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4602	9/1/2021	$19,170.31	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1483	9/3/2021	$14,383.24	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3967	9/4/2021	$15,719.87	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5978	9/6/2021	$12,979.83	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1924	9/7/2021	$13,717.38	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #51	9/12/2021	$9,571.33	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	9/18/2021	$10,012.25	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	9/18/2021	$8,625.35	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #51	9/19/2021	$10,403.09	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5774	9/19/2021	$10,017.05	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1364	9/20/2021	$9,275.14	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5541	9/21/2021	$13,776.43	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4988	9/21/2021	$11,079.08	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1364	9/21/2021	$9,795.69	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1366	9/24/2021	$11,049.31	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	9/26/2021	$7,911.95	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7383	10/6/2021	$9,003.16	OpenSea.io Marketplace

Yuga Labs Bored Ape Kennel Club #7383	10/6/2021	$7,091.27	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #180	10/8/2021	$12,506.37	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6432	10/11/2021	$10,383.29	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7383	10/12/2021	$9,671.36	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7383	10/12/2021	$8,448.42	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2331	10/27/2021	$6,643.14	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2331	10/30/2021	$7,816.65	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8579	11/2/2021	$11,976.41	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3403	11/12/2021	$8,919.04	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3403	11/13/2021	$8,781.35	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2331	11/14/2021	$11,924.15	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3403	11/14/2021	$11,619.36	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	11/14/2021	$11,034.32	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #9986	11/15/2021	$40,517.33	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3392	11/15/2021	$20,406.83	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2331	11/15/2021	$13,107.20	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #789	11/16/2021	$12,831.01	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #789	11/16/2021	$10,705.09	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1252	11/17/2021	$16,808.89	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2817	11/17/2021	$15,633.32	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1924	11/20/2021	$16,850.55	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #631	12/10/2021	$13,940.66	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #631	12/10/2021	$10,211.71	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3664	12/17/2021	$12,858.40	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3017	12/22/2021	$12,547.76	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4221	12/22/2021	$11,999.05	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4171	12/24/2021	$13,296.13	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1415	12/26/2021	$18,206.10	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #1366	12/26/2021	$15,748.95	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3013	12/27/2021	$20,414.45	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4171	12/27/2021	$18,277.64	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8492	12/28/2021	$17,143.24	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3403	12/28/2021	$17,083.52	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8492	12/28/2021	$15,255.81	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #264	12/30/2021	$15,926.83	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3526	1/1/2022	$18,312.19	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7054	1/2/2022	$30,545.60	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6220	1/2/2022	$24,818.30	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8171	1/2/2022	$23,853.55	OpenSea.io Marketplace

Yuga Labs Bored Ape Kennel Club #7545	1/2/2022	$22,936.10	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2817	1/2/2022	$22,909.20	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8943	1/2/2022	$21,835.17	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2331	1/2/2022	$21,284.70	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2817	1/3/2022	$34,363.80	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5885	1/3/2022	$30,163.78	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #5885	1/6/2022	$20,525.85	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8943	1/11/2022	$19,441.71	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3082	1/15/2022	$19,971.23	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2817	1/22/2022	$14,573.71	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6432	1/23/2022	$15,994.54	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6220	1/25/2022	$16,319.99	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6432	1/26/2022	$18,526.70	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4988	1/26/2022	$18,037.58	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7820	1/26/2022	$17,832.75	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4988	1/27/2022	$18,155.34	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7054	1/28/2022	$21,707.63	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8579	1/29/2022	$20,519.67	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7383	1/29/2022	$19,743.36	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #180	1/30/2022	$25,369.19	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4421	1/30/2022	$21,253.48	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #2407	1/31/2022	$38,398.20	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #8579	1/31/2022	$34,811.59	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6432	1/31/2022	$31,485.68	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4097	1/31/2022	$26,531.93	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7820	1/31/2022	$26,356.40	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #3542	1/31/2022	$24,993.21	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #4097	1/31/2022	$24,969.03	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #180	2/1/2022	$32,156.89	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7820	2/1/2022	$24,922.96	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6432	2/3/2022	$23,450.79	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #6432	2/3/2022	$21,590.00	OpenSea.io Marketplace
Yuga Labs Bored Ape Kennel Club #7820	2/4/2022	$28,268.54	OpenSea.io Marketplace

*“Now we’re in what you might call the 'Bored Ape Yacht Club Era' of NFT art history.”*

**YAHOO!**

November 2021

JOIN THE CONVERSATION ›

#BAKC7820

# JETPACK BORED APE KENNEL CLUB #7820 (NFT)

In June 2021, Yuga Labs airdropped each BAYC holder a Bored Ape Kennel Club NFT. The collection of K-9 friends is made up of 10,000 NFTs — equalling the size of the original BAYC collection. BAKC has proven to be one of the most valuable collections in the NFT world, benefiting from its place in the comprehensive BAYC ecosystem. The collection routinely appears in the top 20 of OpenSea's NFT rankings and has surpassed $200M in sales volume. #BAKC7820 is Bored Ape Kennel Club #7820 with six properties, including three found in just 2% of BAKC (Jetpack, X Eyes, and Fresh Laces).

BROWSE ALL DETAILS ›

^

## #BAKC7820 | *Timeline*

*Apr. 2021* The BAYC project is launched with Apes selling for around $200. After about one day, all 10,000 Apes sell out.

*Aug. 2021* Each Bored Ape Holder is airdropped a Bored Ape Kennel Club NFT. #BAKC7820 is airdropped to ETH wallet 8C46E6.

*Oct. 2021* Variety announces that BAYC creators Yuga Labs have signed a representation deal with the founder of management firm Maverick, which counts Madonna and U2 among its clients.

*Nov. 2021* Jimmy Fallon announces during an interview with artist Beeple that he has purchased a Bored Ape.

DESCRIPTION OF SERIES BORED APE KENNEL CLUB 7820 NFT

Investment Overview

•Upon completion of the Series #BAKC7820 Offering, Series #BAKC7820 will purchase a Number 7820 Bored Ape Kennel Club NFT with Jetpack as the Underlying Asset for Series #BAKC7820 (The “Series Bored Ape Kennel Club 7820 NFT” or the “Underlying Asset” with respect to Series #BAKC7820, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 “Bored Ape” NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.

•The Underlying Asset is a Number 7820 Bored Ape Kennel Club NFT with Jetpack.

Asset Description

Overview & Authentication

•According to the BAYC website, each Ape is unique and “programmatically generated from over 170 possible traits, including expression headwear, clothing, and more.”

•The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.

•The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a “digital identity.”

•BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. “…each member is allowed to brand his own projects or products and sell them independently.”

•Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).

•The Mutant Ape Yacht Club is “a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale.”

•According to the BAYC website: “The MAYC is a way to reward our ape holders with an entirely new NFT—a “mutant” version of their ape—while also allowing newcomers into the BAYC ecosystem at a lower tier of membership.”

•On August 28, 2021, BAYC airdropped 10,000 vials of Mutant Serum NFTs that allowed existing BAYC holders to mint Mutant Apes. Then 10,000 additional MAYC were sold for $10,000 each. In a single hour, BAYC had sold $96 million in Mutant Apes.

•According to Decrypt, Yuga Labs “airdropped one free Mutant Serum NFT to the 10,000 existing Bored Ape Yacht Club NFT holders, letting them create a new Mutant Ape NFT image that looks like it was mutated from their original owned character.”

•The Mutant Serum NFTs came in one of three types according to Decrypt: “M1, M2, or Mega Mutant (M3). If a Bored Ape is injected with an M1 or M2 serum, the resulting Mutant Ape retains traits of the original ape. The M3 serum creates a completely different ape, with potentially rarer—and therefore more valuable—traits.”

•On September 9th, 2021, two lots of BAYC NFTs sold at Sotheby’s. The first lot contained 101 Apes and sold for $24,393,000. The second lot contained 101 Bored Ape Kennel Club NFTs and sold for $1,835,000.

•According to Yahoo: “Alongside CryptoPunks, BAYC has established itself as a premium “blue-chip” NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.”

•On August 20th, 2021, Arizona Iced Tea announced a collaboration with BAYC in the form of an “Arizona Aped” NFT comic.

•On October 12, 2021, Variety announced that Yuga Labs had signed a representation deal with the founder of management firm Maverick, which counts Madonna and U2 among its clients.

•On November 3rd, NBA player Tyrese Haliburton wore sneakers featuring his BAYC #8409 on his game sneakers.

•On November 11, Jimmy Fallon announced during an interview with artist Beeple that he had purchased a Bored Ape.

•On November 21st, NFL player Andrew Sendejo wore custom cleats during an NFL game featuring his BAYC #4247.

•According to an article published by One37PM, celebrities who own Bored Apes include: Steph Curry, Marshmello, FaZe Banks, Logan Paul, and The Chainsmokers.

•In December 2021, Adidas launched an NFT collection in partnership with BAYC. In its first 72 hours, the project generated 11,391 ETH (over $43 million).

•On December 31, 2021, Eminem bought Bored Ape #9055 for 123.45 ETH (~$452K).

•On January 3, 2022, Steve Aioki bought Bored Ape #9309 for 81.2 ETH ($309,700), the eighth Bored Ape in his collection.

•According to reporting published by the Financial Times on February 3rd, 2022, Yuga Labs “is discussing a financing with Andreessen Horowitz that would value it at between $4bn and $5bn.”

•As of February 4th, 2022, Bored Ape Yacht is the 2nd ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•According to CryptoSlam, BAYC NFTs have crossed the $1 billion threshold in total sales. As of February 4th, 2022, the collection had seen 24,519 total transactions worth a total of 399,269.7902 ETH (~$1.313B). With over $311B in sales volume in January 2022, the collection set a record for its highest USD sales month, more than doubling the previous month.

•As of February 4th, 2022, Mutant Ape Yacht Club is the 4th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics. With over $247.6M in sales volume in January 2022, the collection set a record for its highest USD sales month. According to CryptoSlam, as of February 4th, 2022, the collection had seen 25,523 total transactions worth a total of 243,144.5840 ETH (~$842.4M).

•As of February 4th, 2022, Bored Ape Kennel Club is the 17th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics. With over $63.4M in sales volume in January 2022, the collection set a record for its highest USD sales month. According to CryptoSlam, as of February 4th, 2022, the collection had seen 17,629 total transactions worth a total of 67,258.7287 ETH (~$203.2M).

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Bored Ape Kennel Club #7820.

•The Underlying Asset has the following six properties: Jetpack (Back), SS Monke Biz (Background), X Eyes (Eyes), Fresh Laces (Feet), Brown (Fur), and Cyberjaw (Mouth).

•The Underlying Asset was minted on June 25, 2021, by ETH wallet 8C46E6.

•The Underlying Asset was sold on January 26, 2022, for 7 Ethereum ($17,248.91) to ETH wallet Nate_Rivers. On January 31, 2022, the Underlying Asset was sold for 10.5 Ethereum ($28,235.97) to ETH wallet Traderboi. On  February 2, 2022, the Underlying Asset was sold for 9 Ethereum ($24,129.99) to ETH wallet Nate_Rivers.

•The Underlying Asset ranks 3030 out of 9,602 Bored Ape Kennel Club NFTs in terms of rarity according to Rarity Tools.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Bored Ape Kennel Club and proof of ownership stored on the Ethereum blockchain.

Details

Series Bored Ape Kennel Club 7820 NFT

Creator	Yuga Labs
NFT	Bored Ape Kennel Club
Number	7820
Property	Jetpack (Back)
Property Rarity	2% Have This Trait
Property	SS Monke Biz (Background)
Property Rarity	24% Have This Trait
Property	X Eyes (Eyes)
Property Rarity	2% Have This Trait
Property	Fresh Laces (Feet)
Property Rarity	2% Have This Trait
Property	Brown (Fur)
Property Rarity	16% Have This Trait
Property	Cyberjaw (Mouth
Property Rarity	3% Have This Trait
Rarity Score	119.67
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Bored Ape Kennel Club 7820 NFT going forward.

From Rally’s Twitter (@OnRallyRd)